Exhibit 5.1

December 12, 2012	+ 1 617 526 6000(t) + 1 617 526 5000(f) wilmerhale.com
Bottomline Technologies (de), Inc.
325 Corporate Drive
Portsmouth, New Hampshire 03801

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the public offering by Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), of $165,000,000 aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2017, plus an additional $24,750,000 relating to the overallotment option) (the “Notes”) and the shares of the Company’s common stock, $0.001 par value per share (the “Shares” and, together with the Notes, the “Securities”) issuable upon conversion of the Notes, pursuant to a Registration Statement on Form S-3 (File No. 333-175582) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 15, 2011, and the prospectus dated July 15, 2011 (the “Base Prospectus”), as supplemented by the preliminary prospectus dated December 5, 2012 (the “Preliminary Prospectus Supplement”) and the prospectus supplement, dated December 6, 2012 (the “Prospectus Supplement”).

The Notes will be issued by the Company pursuant to an indenture (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and a First Supplemental Indenture dated December 12, 2012 (the “First Supplemental Indenture”) between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”) and duly qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”).

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined and relied upon signed copies of the Registration Statement filed with the Commission, including the exhibits thereto, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Underwriting Agreement dated December 6, 2012, by and among the Company and the underwriters named therein (the “Underwriting Agreement”). We have also examined and relied upon resolutions adopted by the Board of Directors of the Company, resolutions adopted by the Pricing Committee, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Bottomline Technologies (de), Inc.

December 12, 2012

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that the Indenture will be duly authorized, executed and delivered by the other party thereto, the Trustee, and that such other party is duly qualified to engage in the activities contemplated by the Indenture. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation or as to the power, authority or competence of such other party to the Indenture. We have assumed that the Indenture is the valid and binding obligation of such other party to the Indenture, and is enforceable against such other party in accordance with its terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; and (iv) general equitable principles. We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Notes requiring the payment of interest on overdue interest.

Bottomline Technologies (de), Inc.

December 12, 2012

We also express no opinion herein as to the laws of any state or jurisdiction other than (i) as to the opinions given in paragraph 1, the state laws of the State of New York and (ii) as to the opinions given in paragraph 2, the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) which provides that the terms of any such agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

For purposes of our opinion, we have assumed that (i) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the Notes will be issued pursuant to the Indenture, which shall have been executed and delivered by the Company and the Trustee and shall contain such terms as shall have been authorized by the Board of Directors of the Company in respect of the Notes; (iii) prior to the issuance of any Shares upon conversion of the Notes, sufficient shares of Common Stock shall be duly authorized pursuant to the Amended and Restated Certificate of Incorporation of the Company; (iv) the Notes will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (v) such Shares shall be issued upon conversion of the Notes in accordance with the terms thereof, the Indenture and the resolutions of the Board of Directors; and (vi) the Company will remain a Delaware corporation.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Notes, upon (i) due execution and delivery of the Indenture, on behalf of the Company and the Trustee named therein, (ii) due authentication by the Trustee, and (iii) due execution, issuance, and delivery of the Notes against payment of the consideration therefor specified in the Underwriting Agreement and otherwise in

Bottomline Technologies (de), Inc.

December 12, 2012

accordance with the Indenture and the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.	With respect to the Shares issuable upon the conversion of the Notes, upon (i) valid issuance of the Notes and (ii) due exercise of applicable conversion rights in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on December 12, 2012 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Base Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ David A. Westenberg
David A. Westenberg, Partner